UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2017 (August 14, 2017)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* * * * *

Item 3.03

Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K filed by RMG Networks Holding Corporation (the “Company”) on June 20, 2017, on the same day, the Company held the annual meeting of its stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved, by an affirmative vote of the majority of the Company’s outstanding shares of common stock, an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split”) in a range of one-for-two to one-for-five, such ratio to be determined in the discretion of the Board of Directors (the “Board”) (the “Reverse Stock Split Amendment”). The Board previously approved the Reverse Stock Split Amendment and recommended that it be submitted to the Company’s stockholders for approval. As previously disclosed in the Current Report on Form 8-K filed by the Company on August 3, 2017, on August 1, 2017, following the Annual Meeting, the Board determined to effect the Reverse Stock Split at a ratio of one-for-four, and approved the corresponding final form of the Certificate of Amendment containing the Reverse Stock Split Amendment, to be effective following the close of trading on August 14, 2017. On August 14, 2017, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split Amendment and the Reverse Stock Split became effective as of 5:00 p.m. (Eastern standard time) on August 14, 2017 (the “Effective Time”).

As a result of the Reverse Stock Split, at the Effective Time, any stock certificate that, immediately prior to the Effective Time, represented shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represents that number of shares of Common Stock as equals the product obtained by dividing the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by four.  Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next highest whole number.  The Reverse Stock Split also affected the Company’s outstanding stock options and warrants and resulted in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the Reverse Stock Split ratio.

The Reverse Stock Split reduced the number of shares of common stock outstanding from approximately 44,623,949 shares to approximately 11,155,098 shares, subject to adjustment for rounding up to the next whole number in lieu of fractional shares.

The Common Stock will begin trading on a Reverse Stock Split basis on The NASDAQ Capital Market at the commencement of trading on August 15, 2017. The trading symbol for the Common Stock will remain “RMGN.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 74966K 300.

The foregoing description of the Reverse Stock Split Amendment is qualified in its entirety by reference to the full text of such amendment, which is filed herewith as Exhibit 3.1.

Item 7.01

Regulation FD Disclosure.

On August 15, 2017, the Company announced the Reverse Stock Split as described in Item 5.03. A copy of the press release is attached to this report as Exhibit 99.1.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
3.1*	Certificate of Amendment to Amended and Restated Certificate of Incorporation
99.1**	Press release issued August 15, 2017.

*   Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 15, 2017

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Robert R. Robinson

Name: Robert R. Robinson

Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Amendment to Amended and Restated Certificate of Incorporation
99.1**	Press release issued August 15, 2017.

*   Filed herewith.

** Furnished herewith.

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